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                                                                    EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT


The Board of Directors
infoUSA Inc.:

We consent to the incorporation by reference in this Registration Statement of infoUSA Inc. of our report dated January 22, 1999 relating to the consolidated balance sheet of infoUSA Inc. and its subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended, which report is included in infoUSA Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


                                             /s/ KPMG LLP


Omaha, Nebraska
July 9, 1999